                          AGREEMENT AND PLAN OF MERGER




                                      Among


                   Creative Culinary Concepts, Inc., Steaks of
                  Raleigh, Inc., Lone Star Steaks of Pineville,
                  Inc., Steaks of Jacksonville, Inc., Steaks of
                 Greenville, Inc., Steaks of Cary, Inc., Steaks
                    of Cornelius, Inc., Cowboy Steaks, Inc.,
                  Leslie G. Rudd, Dennis L. Thompson, James F.
                            Haun and James C. Verney



                                       and



                       Lone Star Steakhouse & Saloon, Inc.
                                       and
                             Lone Star Steaks, Inc.









 ------------------------------------------------------------------------------



                            Dated as of August , 1995



 ------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of August , 1995 (the "Agreement"), among Creative Culinary Concepts, Inc., Steaks of Raleigh, Inc., Lone Star Steaks of Pineville, Inc., Steaks of Jacksonville, Inc., Steaks of Greenville, Inc., Steaks of Cary, Inc., Steaks of Cornelius, Inc. and Cowboy Steaks, Inc., each of which is a North Carolina corporation (collectively, the "Companies" and, individually, a "Company"), Leslie G. Rudd, Dennis L. Thompson, James F. Haun and James C. Verney (collectively, the "Shareholders" and, individually, a "Shareholder"), Lone Star Steakhouse & Saloon, Inc. a Delaware corporation ("LSSS") and Lone Star Steaks Inc., a North Carolina corporation and a wholly-owned subsidiary of LSSS ("LS").

                  WHEREAS, the Shareholders own all of the issued and outstanding capital stock of the Companies in the respective amounts shown on Exhibit A hereto;

                  WHEREAS, the parties wish to provide for the merger of each of the Companies with and into LS and the conversion of all of the Companies' presently outstanding shares into the right to acquire shares of the Common Stock, $.01 par value, of LSSS (the "LSSS Common Stock");

                  WHEREAS, the parties intend that said mergers will qualify as tax free reorganizations under Section 368(a) of the Internal Revenue Code of 1986, as amended; and

                  WHEREAS, the respective Boards of Directors and shareholders of the Companies and LS and the Board of Directors of LSSS have unanimously approved this Agreement and the transactions contemplated hereby.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I
                                   THE MERGER

                  Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the North Carolina Business Corporation Act (the "Act") at the Effective Time (as hereinafter defined), the Companies shall be merged with and into LS (the "Merger"). Following the Merger, LS shall continue as the surviving corporation (as such, the "Surviving Corporation") and the separate corporate existence of each of the Companies shall cease.

                  Section 1.2 Effective Time. The Merger shall be consummated by filing with the Secretary of State of the State of North Carolina (the "Secretary of State") articles of merger (the "Articles of Merger") in such form as required by, and executed in accordance with, the relevant provisions of the Act. The time of filing the Articles of Merger with the Secretary of State shall be the "Effective Time."

                  Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 55-11-06 of the Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the properties, rights, privileges, powers and franchises of the Companies shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Companies and LS shall become the debts, liabilities and duties of the Surviving Corporation. From and after the Effective Time, the Surviving Corporation shall continue to be a wholly-owned subsidiary of LSSS.

                  Section 1.4 Articles of Incorporation and By-laws of the Surviving Corporation.

                  (a) The articles of incorporation of LS as in effect at the Effective Time shall, without any further action on the part of the parties to the Merger, continue as the articles of incorporation of the Surviving Corporation.

                  (b) The by-laws of LS as in effect at the Effective Time shall, without any further action on the part of the parties to the Merger, continue as the by-laws of the Surviving Corporation.

                  Section 1.5 Directors. The directors set forth on Schedule 1.5 shall become the directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the articles of incorporation and regulations of the Surviving Corporation, or as otherwise provided by law.

                  Section 1.6 Officers. The officers set forth on Schedule 1.6 shall become the officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the articles of incorporation and regulations of the Surviving Corporation, or as otherwise provided by law.

                  Section 1.7 Filing of Articles of Merger. (a) Upon the terms and subject to the conditions hereof, (i) as soon as practicable after all conditions to the obligations of the parties hereunder have been satisfied or waived and so long as the Merger has not been abandoned or terminated as provided herein, and (ii) at the Closing (as defined in Section 1.8), each of the Companies and LS having executed the Articles of Merger as required by the Act, shall file such Articles of Merger with the Secretary of State, and the parties shall take all such other and further actions as may be required by law or this Agreement to make the Merger effective.

                  Section 1.8 Closing. A closing (the "Closing") of the Merger shall take place at 10:00 a.m., New York time, at the offices of Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York on the second business day after satisfaction or waiver of the conditions to Closing set forth in Articles VI and VII hereof, or at such other time and place or on such other date as the Companies and LS may mutually agree, but in no event later than August 4, 1995 (the date and time of such Closing being herein referred to as the "Closing Date").


                                   ARTICLE II
                     CONVERSION OF SHARES; CLOSING PAYMENT;
                              MERGER CONSIDERATION


                  Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of the capital stock of LS or the Companies other than as set forth in this Agreement, each issued and outstanding share of Common Stock of each Company immediately prior to the Effective Time shall be converted into the right to receive that number of shares of LSSS Common Stock (the "Merger Consideration") determined by: (i) subtracting from the dollar amount specified for such Company in the "Agreed Value" column on page 1 of Exhibit B hereto the amount of current and long term indebtedness for borrowed money (including indebtedness to Shareholders) of such Company at the Closing Date (the parties' estimate of which is set forth in the "Debt" column on page 1 of Exhibit B); (ii) dividing the amount calculated in (i) by $32.00 (the parties' estimate of which is set forth in the "Shares" column on page 1 of Exhibit B); and (iii) dividing the amount calculated in (ii) by the number of shares of Common Stock of such Company outstanding immediately prior to the Effective Time.

                  Section 2.2 Delivery Of Merger Consideration.

                  (a) At or prior to the Closing Date, LSSS will issue and contribute to the capital of LS a sufficient number of shares of LSSS Common Stock to enable it to pay the Merger Consideration in full in accordance with the terms of this Agreement.

                  (b) On the terms and subject to the conditions set forth in this Agreement, at the Closing, LS shall deliver to the Shareholders 100% of the parties' estimate of the Merger Consideration as set forth on page 1 of Exhibit B, by delivering to each Shareholder the number of shares of LSSS Common Stock with respect to each of the Companies as set forth on page 2 of Exhibit B.

                  (c) The parties will endeavor in good faith to agree upon a final determination of the Merger Consideration as promptly as possible after the Closing. If such agreement is not reached within sixty (60) days after the Closing Date, then within ninety (90) days after the Closing Date Ernst & Young and Deloitte & Touche, accountants for LS and the Companies, respectively, will determine (or, if they are unable to agree, will select a third accounting firm which will determine) the amount of the Merger Consideration and will deliver to the parties a certificate (a "Merger Consideration Certificate") setting forth such determination, which determination shall be final and binding on all parties hereto. If the amount of the Merger Consideration as finally agreed to by the parties or as set forth in an accountants' Merger Consideration Certificate is more or less than the amount thereof delivered to the Shareholders at the Closing, LS and LSSS shall issue and deliver to the Shareholders shares in the amount of any such excess, or the Shareholders shall redeliver to LS shares in the amount of any such deficiency, so that, after such delivery, the Shareholders shall have received pursuant to this Agreement shares of LSSS Common Stock equal to the Merger Consideration, as finally determined.

                  Section 2.3 Fractional Shares. Notwithstanding any other provision hereof, if the number of shares of LSSS Common Stock to which a Shareholder shall be entitled as Merger Consideration includes a fraction of a share, the number of shares to which he shall be entitled shall be rounded to the next lower or higher number of shares, depending on whether such fraction of a share is less than one-half a share or greater than or equal to one-half a share.


                                   ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND COMPANIES

         Except as disclosed by the Shareholders and the Companies in the Disclosure Schedule attached hereto (the "Disclosure Schedule"), each of the Shareholders (as to himself only, with respect to Section 3.2 and all representations and warranties that are made to the knowledge of the Shareholders and the Companies) and each of the Companies hereby represents and warrants to LS and LSSS as follows on the date hereof and as of the Closing Date (all representations and warranties in Sections 3.11 through 3.20 inclusive are made only to the knowledge of the Shareholders and the Companies):

                  Section 3.1 Corporate Organization. Each of the Companies is duly organized, validly existing and in good standing under the laws of the State of North Carolina and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. The Disclosure Schedule contains a list of all jurisdictions where the Companies are duly licensed and qualified to do business as a foreign corporation. Each of the Companies is in good standing in each jurisdiction in which the character of the properties owned by it or the nature of its activities is such that such qualification is required by applicable law except where the failure to be so qualified would not have a Material Adverse Effect. The copies of the articles of incorporation of the Companies, as amended to date, and of the by-laws of the Companies, as currently in effect, and the other instruments setting forth the terms of the Companies' capital stock have been delivered to LS and are complete. For the purposes of this Agreement, "Material Adverse Effect" refers to a material adverse effect on the results of operations, properties, or financial condition of the Companies and each of the businesses conveyed by the agreements set forth in Section 6.10 taken together in the aggregate.

                  Section 3.2 Ownership of Shares. The Shareholders own all of the issued and outstanding capital stock of each of the Companies free and clear of all liens, claims, charges and other encumbrances and restrictions of any kind or nature.

                  Section 3.3 Capitalization. The authorized capital stock and the shares which are issued and outstanding for each of the Companies are set forth on Exhibit A hereto. No shares of the capital stock of the Companies are owned, directly or indirectly, by the Companies. All issued and outstanding shares of the Companies are duly authorized and issued, fully paid and non-assessable. Except for certain Buy/Sell Agreements among the Shareholders and certain of the Companies, which shall be terminated prior to the Closing, there are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements of any kind relating to the issuance, sale or transfer of any shares of capital stock of the Companies, including any rights of conversion or exchange under any outstanding securities or other instruments. There are no voting trusts or other agreements or understandings of any kind with respect to the Companies outstanding stock.

                  Section 3.4 Authorization. The Companies have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Boards of Directors and Shareholders of the Companies have duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other corporate proceedings on the part of the Companies are hereby necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Assuming that this Agreement constitutes a valid and binding agreement of LS and LSSS, this Agreement constitutes the valid and binding agreement of each of the Companies and each of the Shareholders enforceable in accordance with its terms, except as the enforceability hereof may be subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and to general principles of equity.

                  Section 3.5 Consents and Approvals. Neither the execution and delivery of this Agreement by any of the Shareholders or any of the Companies nor the consummation by any of the Shareholders or any of the Companies of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of any of the Companies, or (ii) except for those events and consents which are either set forth in the Disclosure Schedule or which events or the absence of which consents do not or would not be reasonably expected to result in a Material Adverse Effect, (A) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or require consents from any other party (except consents which have been obtained or the obtaining of which has been waived by LS) or result in the termination or in a right of termination or cancellation of, or accelerate or result in a right to accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of, any of the Companies or result in being declared, or in the right to declare, void, voidable, or without further binding effect any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, or agreement to which any of the Companies or any of the Shareholders is a party, or (B) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, federal, state, local or foreign, applicable to any of the Companies or any of the Shareholders or require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority.

                  Section 3.6 No Violation. To the knowledge of the Shareholders and the Companies, the Companies are not in violation of, or under investigation with respect to or threatened to be charged with or given notice of, any violation of any applicable law, statute, order, rule, regulation, or judgment entered by any federal, state, local or foreign court or governmental authority relating to the Companies, including, but not limited to those relating to state and local health codes, the Americans with Disabilities Act, civil rights, and liquor sales and services, except for any violation which does not or would not reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, "knowledge" of a Shareholder refers to actual, personal knowledge of such Shareholder.

                  Section 3.7 Financial Statements. The audited balance sheets of the Companies as of December 27, 1994 (the "Balance Sheets") and the related statements of income and retained earnings and changes in financial position for the year then ended (the "Income Statements" ) and the unaudited balance sheets of the Companies as of July 11, 1995 and the related statements of income and retained earnings and changes in financial position for the 28 weeks then ended have been delivered to LS. The financial statements referred to above in this Section are sometimes collectively called the "Financial Statements." Except as set forth in the notes to the Financial Statements or as provided in Section 3.9, the Financial Statements present fairly the financial position, the consolidated results of operations and the consolidated changes in financial position of the Companies as of the date and for the periods covered thereby in conformity with generally accepted accounting principles (including the related notes and schedules thereto) consistently applied during the periods involved (except as otherwise stated therein).

                  Section 3.8 Absence of Undisclosed Liabilities. Except as and to the extent reflected or disclosed (or adequately reserved for or against) in the Balance Sheets or in the notes thereto or in the Disclosure Schedule or except as specifically provided by this Agreement, the Companies do not have any liabilities or obligations of any nature, whether known or unknown, contingent or absolute, other than liabilities or obligations (i) which are not required by generally accepted accounting principles to be reflected on a balance sheet, or
(ii) which were incurred in the ordinary course of business consistent with past practice since the dates of the Balance Sheets; provided, however, that no representation is made in this Section 3.8 with respect to any class of liabilities or obligations with respect to which a representation is made elsewhere in this Article III.

                  Section 3.9 Absence of Certain Changes. Since July 11, 1995 the Companies have conducted their businesses in the ordinary course and there has not been any change or event that has caused a Material Adverse Effect. Except as set forth in the Disclosure Statement or as contemplated by this Agreement, since July 11, 1995, the Companies have not (i) made or granted any increases in the compensation or benefits payable or to become payable to other employees other than in the ordinary course of business; or (ii) entered into any commitment, contractual obligation or transaction other than in the ordinary course of business (which includes any capital expenditure for improvement of the business or property of any of the Companies).

                  Section 3.10 Legal Proceedings. Except as set forth on the Disclosure Schedule, there are no uninsured claims, actions or proceedings pending, or, to the knowledge of the Companies and the Shareholders, threatened, against any of the Companies before any court or governmental body, federal, state, local or foreign, which (i) seek to restrain or enjoin the consummation of the transactions contemplated hereby or (ii) is reasonably likely to result in liability of more than $25,000. Except as set forth in the Disclosure Schedule the Companies are not bound by or subject to any continuing order, injunction or decree of any domestic or foreign court, arbitrator or governmental authority.

                  Section 3.11 Taxes and Tax Returns.

                  (a) For purposes of this Agreement, (i) the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, license, payroll and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a unitary, combined or any other basis; and such term shall include any interest, penalties or additions to tax; and (ii) the term "Tax Return" shall mean any report, return or other information required to be filed with, supplied to or otherwise made available to a taxing authority in connection with Taxes.

                  (b) To the knowledge of the Shareholders and the Companies, the Companies have (i) duly filed with the appropriate taxing authorities all Tax Returns required to be filed by or with respect to the Companies for any period ending on or before the Closing Date and all such duly filed Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provision for on their respective balance sheets (in accordance with generally accepted accounting principles) all Taxes shown to be due on such Tax Returns, except where the failure to file Tax Returns or to pay Taxes would have a Material Adverse Effect. There are no liens for Taxes upon the assets of any of the Companies except for statutory liens for current Taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. Except as set forth in the Disclosure Schedule, none of the Companies is undergoing an audit of any of its Tax Returns and none of the Shareholders and none of the Companies has received any notice of audit of any Tax Return of any of the Companies or any notice of deficiency or assessment from any taxing authority with respect to liability for Taxes by any of the Companies which has not been fully paid or finally settled, and any such deficiency or assessment shown on such Disclosure Schedule is being contested in good faith through appropriate proceedings. There have been no waivers of statutes of limitation by any of the Companies or with respect to any Tax Returns. Except as set forth in the Disclosure Schedule none of the Companies has filed a request with the Internal Revenue Service for change in accounting methods within the last two years which change would effect the accounting for tax purposes, directly or indirectly, of the Companies. Neither the Companies nor any of the Shareholders with respect to any of the Companies has filed any election under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

                  Section 3.12 Property.

                  (a) To the knowledge of the Shareholders and the Companies, the Disclosure Schedule contains a correct and complete schedule of all leases, subleases and other agreements of like kind, as amended to date (collectively, the "Leases") under which any of the Companies occupies or has the right to occupy any real property in connection with the operation of its business (the land, buildings and other improvements covered by the Leases being herein called the "Leased Real Property"). The Companies have made available to LS true, correct and complete copies of all such Leases (including all modifications, amendments and supplements entered into by the Companies), summaries of which (prepared by the Companies) are set forth on the Disclosure Schedule. To the knowledge of the Shareholders and the Companies, each Lease is valid, binding and in full force and effect and, all rent and other sums and charges payable by or to the Companies, as appropriate, as tenant, sublessor or sublessee thereunder are current. Except as set forth in the Disclosure Schedule, no notice of default or termination under any Lease is outstanding, no termination event or condition or uncured default on the part of the Companies or, to the knowledge of the Shareholders and the Companies, on the part of the landlord or sublessor, exits under any Lease, and no event has occurred and no condition exists, and the consummation of the transactions contemplated by this Agreement will not create or result in an event or condition, which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. Except as set forth in the Disclosure Schedule, the Shareholders and the Companies do not have any ownership interest in the landlord under any Lease.

                  (b) To the knowledge of the Shareholders and the Companies, the Companies are owners of valid fee title to the property as set forth in the Disclosure Schedule. All real property as owned by the Companies and all leasehold interests of the Companies are held free and clear of all mortgages, liens, security interests or encumbrances of any nature whatsoever except for
(i) mechanics', carriers', warehousemen's workmen's, repairmen's or other like liens arising or incurred in the ordinary courses of business, liens for Taxes, assessments and other governmental charges which are not due and payable or which may thereafter be paid without penalty or are being contested in good faith by appropriate proceedings, financing liens on furniture, fixtures and equipment and other imperfections of title or non-monetary encumbrances, if any, which do not materially detract from the value of the property subject thereto,
(ii) easements, covenants, rights of way and other encumbrances or restrictions, of record, (iii) zoning and other similar restrictions and (iv) unrecorded easements, covenants, rights of way or other restrictions which do not materially impair the use of the real property to which they relate.

                  (c) None of the Shareholders and none of the Companies has any knowledge of any pending or threatened condemnation proceeding affecting any real property of the Companies or of any sale or other disposition of the real property of the Companies in lieu of condemnation, or of any notice of any of the foregoing.

                  (d) Except as provided in the Leases, to the knowledge of the Shareholders and the Companies none of the Companies owns, holds or is obligated under or a party to any option, right of first refusal or any other material contractual right to purchase, acquire, sell or dispose of the real property of any of the Companies or any portion thereof or interest therein.

                  Section 3.13 Contracts

                  (a) Except as described on the Disclosure Schedule or disclosed in the Financial Statements, to the knowledge of the Shareholders and the Companies none of the Companies is, as of the date of this Agreement, a party to or bound by any agreement, contract or commitment:

                        (i) involving a payment by any of the Companies after the date hereof of an amount of money more than $25,000 and continuing (including mandatory renewals or extensions which do not require the consent of any of the Companies) more than six months from the date hereof and not made in the ordinary course of business;

                        (ii) with management or any employee of any of the Companies for personal services that is not by its terms immediately terminable at will by the employer without cost or liability to any of the Companies at or at any time after the Closing Date (subject to any rights an employee may have by statute or regulation);

                        (iii) with any labor union or employees' association;

                        (iv) relating to consulting or advisory services involving the future payment of more than $5,000 and not immediately terminable at will by such Company without cost or liability to such Company;

                        (v) under which any of the Companies has borrowed any money or issued any note, bond, indenture, loan, credit agreement or other evidence of indebtedness or direct or indirect guarantee or assumption of indebtedness, liabilities or obligations of others (other than overdraft accounts or similar obligations used in the normal course of business);

                        (vi) relating to a mortgage, pledge, security agreement, deed of trust or other document granting a lien over any material property, real or personal, owned by any of the Companies;

                        (vii) relating to any bonus, retirement, deferred compensation, pension, profit sharing, stock options (other than those to be exercised on or prior to the Closing), life and health insurance, hospitalization, or employee savings or retirement agreements, policies or plans;

                        (viii) that contains any severance pay liability or obligations in excess of $5,000 to any employee, former employee, director, former director or consultant;

                        (ix) relating to employment which provides annual salary in excess of $5,000;

                        (x) relating to all distribution, sales, agency or advertising contracts in excess of $5,000, including contracts with sales representatives or dealers; and

                  (b) Each of the contracts set forth on the Disclosure Schedule is in full force and effect and valid and enforceable in accordance with its terms and, except as set forth on the Disclosure Schedule, none of the Companies has materially breached any of such contracts.

                  Section 3.14 Intellectual Property. To the knowledge of the Shareholders and the Companies, the Disclosure Schedule contains an accurate and complete list of all registered patents, trademarks, service marks, trade names, and copyrights and all pending trademark, patent and copyright applications (collectively, "Intellectual Property"), currently owned or held by the Companies and any agreement under which any of the Companies owns or holds any license to use any of the foregoing except where the failure to disclose would not have a Material Adverse Effect. Except as disclosed on the Disclosure Schedule hereto, the Companies own or are licensed to use all Intellectual Property listed on the Disclosure Schedule or rights therein without infringement of or conflict with any rights of third parties except for infringements or conflicts that do not have a Material Adverse Effect.

                  Section 3.15 Labor Difficulties. To the knowledge of the Shareholders and the Companies, there is no labor strike, arbitration proceeding, slowdown or stoppage (or charge of unfair labor practice) actually pending or threatened against or affecting any of the Companies which would result in a Material Adverse Effect. To the knowledge of the Companies and the Shareholders, no union is seeking to represent the employees of any of the Companies. Except as set forth in the Disclosure Schedule, to the knowledge of the Companies and the Shareholders there are no charges or complaints of discrimination pending before the Equal Employment Opportunity Commission or any state or local agency with respect to any of the Companies. Except as set forth in the Disclosure Schedule, no collective bargaining agreement is in force or is binding on the Companies.

                  Section 3.16 Employment Benefit Plans; ERISA.

                  (a) To the knowledge of the Shareholders and the Companies, none of the Companies maintains any bonus (including but not limited to all arrangements with restaurant managers or other employees), deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, or medical plan, arrangement or practice, whether written or unwritten, which covers employees of any of the Companies (the "Benefit Plans"), including without limitation, any "employee benefit plan" within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and the final regulations thereunder. True and complete copies of each written Benefit Plan sponsored by any of the Companies have been delivered or made available to LS, or such copies shall be delivered to LS as soon as practicable after the date hereof. None of the Companies has any commitment, whether formal or informal and whether legally binding or not, to adopt any benefit plan in addition to those shown in the Disclosure Schedule.

                  (b) To the knowledge of the Shareholders and the Companies, none of the Benefit Plans is a "defined benefit plan" within the meaning of
Section 3(35) of ERISA, and none of the Companies has ever maintained or contributed to, or ever been obligated to contribute to, a defined benefit plan on behalf of its employees. None of the Benefit Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA, and none of the Companies has ever contributed to, or ever been obligated to contribute to, a multiemployer plan on behalf of its employees.

                  (c) To the knowledge of the Shareholders and the Companies, each Benefit Plan that qualifies as an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA is and has been in material compliance with the applicable provisions of ERISA and the Code. The Companies have complied in all material respects with all of their obligations under each such Benefit Plan including the making of all required contributions.

                  Section 3.17 Related Party Transactions. To the knowledge of the Shareholders and the Companies, except for those agreements listed in the Disclosure Schedule or as contemplated hereby and except for services (and charges therefor) provided by Shareholders in the ordinary course of business to the Companies, the Companies have not, within the past two (2) years, (i) loaned any amount that is currently outstanding or (ii) sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to any of their officers, directors, restaurant managers or other key employees.

                  Section 3.18 Insurance. To the knowledge of the Shareholders and the Companies, the Disclosure Schedule contains a list of all insurance policies or binders (including self-insurance) insuring the properties, assets, business, and liabilities of the Companies that were in effect as of the date of this Agreement, except where the failure to so disclose would not have a Material Adverse Effect. Except as otherwise disclosed on the Disclosure Schedule, all such insurance relating to the Companies has been issued to the Companies under valid and enforceable policies or binders. The Companies have not received any notice from any insurance organization threatening a suspension, revocation, modification or cancellation of any Insurance Policy. No facility has suffered any material damage by fire or other casualty since the date of the Balance Sheets which facility has not been repaired and restored, unless either the Company owning or using such facility has made adequate financial provisions for its repair and restoration or such repair or restoration has been adequately provided for by insurance relating to and for the benefit of such Company.

                  Section 3.19 Environmental Matters.

                  (a) To the knowledge of the Shareholders and the Companies, except as set forth on the Disclosure Schedule:

                        (i) the Companies have obtained all material permits and licenses and filed all material documents which are required to be obtained or filed by the Companies for the operation of their businesses under federal, state and local laws relating to pollution or protection of the Environment;

                        (ii) the Companies are in compliance with all material terms and conditions of such required permits, licenses and authorizations;

                        (iii) the Companies are in compliance with all other applicable material limitations, conditions, standards, requirements, and schedules contained in those laws or contained in any regulation, code, order, decree, judgment, Notice or demand letter issued, entered, promulgated or approved thereunder, and have not received notice of any violation thereof; and

                        (iv) there are no currently existing Environmental Conditions with respect to the Companies or any of their assets.

                  (b) For purposes of this Section 3.19, the following terms shall have the meanings set forth below:

                        (i) "Hazardous Substances" include any pollutants, toxic substances, hazardous materials or hazardous substances as defined in or pursuant to the environmental laws of the State of North Carolina or any other federal, state or local environmental law, ordinance, rule or regulation.

                        (ii) "Release" means release, spill, leak, pump, pour, emit, empty, discharge, inject, escape, dispose or dump into the Environment.

                        (iii) "Notice" means any summons, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened from the State of North Carolina or any agency thereof, the United States Environmental Protection Agency ("USEPA") or other federal, state or local agency or authority or any other entity or any individual concerning any intentional or unintentional act or omission which has resulted or may reasonably be expected to result in the Release of Hazardous Substances into the Environment from or on property of the Companies and shall include the imposition of any lien on property of the Companies pursuant to any violation of federal, state or local environmental laws, ordinances, rules, regulations, government actions, orders or permits, or any knowledge, after due inquiry and investigation, of any acts which may reasonably be expected to give rise to any of the above.

                        (iv) "Environmental Conditions" means material conditions with respect to the Environment of property of the Companies related to the presence or Release of Hazardous Substances, which conditions may reasonably be expected to require remedial action or may reasonably be expected to result in material claims, demands and liabilities to any of the Companies by third parties, including, without limitation, governmental entities, adjacent property owners and any individuals suffering property damage or personal injury.

                        (v) "Environment" means any surface water, ground water, drinking water supply, land surface, or subsurface strata.

                  (c) To the knowledge of the Shareholders and the Companies, except as set forth on the Disclosure Schedule, (i) during the two (2) years immediately prior to the date hereof, none of the Companies have been cited for any material violations of the Occupational Safety and Health Act of 1970, as amended ("OSHA"), nor, to the knowledge of the Shareholders or the Companies are there any citations for material violations pending as a result of inspections, and (ii) each of the material conditions which resulted in the issuance of a citation has been abated or otherwise corrected to the satisfaction of OSHA as of the date hereof. The Companies have made available to LS all reports and filings, if any, made or filed by any of the Companies pursuant to OSHA and similar state and local laws and regulations during the prior two (2) years.

                  Section 3.20 Trade Secrets. The Companies will deliver to LS at the Closing a copy of the Recipe Book containing a description of recipes, procedures and training manuals used by the Companies. To the knowledge of the Companies and the Shareholders, except as set forth in the Disclosure Schedule, and except for portions of recipes which are unwritten, each recipe in the Recipe Book is sufficient in detail and content to allow its use by the Companies. Except as set forth in the Disclosure Schedule, there are no liens, claims or encumbrances upon any of the recipes, formulations and technologies, processes, "know-how" and other technical data.

                  Section 3.21 Finders. The Companies are not obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement.

                  Section 3.22 Investment Representation. Each of the Shareholders will acquire the shares of LSSS Common Stock to be delivered to him pursuant to this Agreement for investment and not with a view to the resale or distribution thereof and the Shareholders acknowledge (a) that when issued such shares will be restricted securities which may not be sold without registration or exemption from representation under the Securities Act of 1933 and applicable state securities laws, (b) that, except as provided in the Registration Rights Agreement referred to in Section 7.6, LSSS has no present intention of registering said shares, and (c) that the certificates evidencing said shares will be bear a legend reading substantially as follows:

                  "THE SHARES OF COMMON STOCK REPRESENTED BY THIS
                  CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND NEITHER SUCH SHARES OF COMMON STOCK NOR
                  ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION
                  OR AN EXEMPTION THEREFROM UNDER SAID ACT AND THE RULES
                  AND REGULATIONS THEREUNDER.  BY ITS ACCEPTANCE HEREOF,
                  THE HOLDER OF SUCH SHARES OF COMMON STOCK REPRESENTS THAT IT IS ACQUIRING THIS COMMON STOCK FOR INVESTMENT AND AGREES TO COMPLY IN ALL RESPECTS WITH ANY APPLICABLE STATE SECURITIES LAWS COVERING THE PURCHASE OF THIS COMMON STOCK AND RESTRICTING ITS TRANSFER."

                  Section 3.23 Distributions and Debt Reduction. Since July 4, 1995, (a) the Companies have not declared and paid dividends or made other distributions in respect of the Companies' capital stock or to the Shareholders in an aggregate amount of more than $274,759 and (b) the Companies have not paid any obligation or liability (absolute or contingent) except current liabilities incurred in the ordinary course of business that have become due and payable and debt to Shareholders in an aggregate amount of no more than $46,090.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF LS AND LSSS

         LS and LSSS each represents and warrants to the Companies and the Shareholders as follows:

                  Section 4.1 Corporate Organization. Each of LS and LSSS is a corporation duly organized, validly existing and in good standing under the laws of, respectively, the State of North Carolina and the State of Delaware, with full corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

                  Section 4.2 Authorization. LS and LSSS have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Boards of Directors of LS and of LSSS have duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other corporate proceedings on the part of LS or LSSS are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Assuming that this Agreement constitutes the valid and binding obligations of the Shareholders and the Companies, this Agreement constitutes the valid and binding agreement of LS and LSSS enforceable in accordance with its terms, except as the enforceability hereof may be subject to applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and to general principles of equity.

                  Section 4.3 Consents and Approvals. Neither the execution and delivery by LS or LSSS of this Agreement nor the consummation by LS or LSSS of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the articles or certificate of incorporation or by-laws of LS or LSSS, or (ii) except for those of the following events which would not prevent the consummation of the transactions contemplated by this Agreement and would not result in any change in or effect on LS or LSSS that would have a material adverse effect on the ability of LS or LSSS to consummate the transactions contemplated hereby, (A) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or require consents from any other party or result in the termination or in a right of termination or cancellation of, or accelerate or result in a right to accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of, LS or LSSS, or result in being declared, or in the right to declare, void, voidable, or without further binding effect any of the terms, conditions or provisions of, any note, bond mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument or commitment or obligation to which LS or LSSS is a party, (B) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or United States governmental authority, applicable to LS or LSSS or any of their properties, or (C) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority. Except with respect to certain state liquor license authorities, from which temporary approvals have been obtained, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is necessary to be obtained or made by LS in connection with the execution, delivery and performance of this Agreement.

                  Section 4.4 Capitalization. The authorized capital stock of LSSS consists of 98,000,000 shares of Common Stock, par value $.01 per share and 2,000,000 shares of Preferred Stock, par value $.01 per share. As of July 11, 1995, 36,771,612 shares of LSSS's Common Stock were issued and outstanding. All shares of LSSS Common Stock to be issued to the Shareholders in connection with the transaction contemplated hereby will be duly and validly issued, fully paid and nonassessable. There is no personal liability, and there are no preemptive or similar rights, attached to the LSSS Common Stock.

                  Section 4.5 Financial Statements. LSSS has heretofore delivered to the Shareholders a copy of its consolidated balance sheet as of December 27, 1994 and the related consolidated statements of income, stockholders' investment and changes in financial position for the year ended on such date, accompanied in each case by the report of Ernst & Young, independent public accountants, and a copy of its unaudited consolidated balance sheet as of June 13, 1995 and the related unaudited consolidated statements of income, stockholders' investment and changes in financial position for the 24 weeks then ended, said financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be otherwise stated in said financial statements, the notes thereto or the reports of said accountants), and fairly present the financial position of LSSS and its consolidated subsidiaries at the dates thereof and the results of operations and changes in financial position of LSSS and its consolidated subsidiaries for the periods indicated, except that the aforementioned unaudited financial statements are subject to normal recurring adjustments which might be required as a result of a year-end audit.

                  Section 4.6 Absence of Changes. Since June 13, 1995 there has not been any material adverse change in the condition (financial or otherwise), of the assets, liabilities, earnings, business, prospects or results of operations of LSSS and its subsidiaries, taken as a whole.

                  Section 4.7 Reports. Since January 1, 1994 LSSS has filed all reports which were required to be filed by it with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. All such reports are complete and correct in all material respects.

                  Section 4.8 Finders. LS is not obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement.

                  Section 4.9 Legal Proceedings. There are no claims, actions or proceedings by or against LS or LSSS which may affect the transactions contemplated hereby at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, agency, instrumentality or authority, except those in the aggregate in which an adverse decision for LS or LSSS would not have a material adverse effect on the business or financial condition of LSSS.

                  Section 4.10 NASDAQ Listing. On July 25, 1995 LSSS filed with NASDAQ National Market System ("NASDAQ") an application to list the shares of LSSS Common Stock to be delivered by LS to the Shareholders as the Merger Consideration, and is using its best efforts to cause NASDAQ to approve the listing of said shares.

                  Section 4.11 Control of LS; Investment Company; LS Stock. LSSS owns stock of LS possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote of LS and at least 80 percent of the total number of shares of all other classes of stock of LS. Neither LS nor LSSS is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code. No stock of LS will be issued in connection with the Merger.

                                    ARTICLE V
                                    COVENANTS

                  Section 5.1 Access to Properties and Records; Confidentiality.


                  (a) Between the date of this Agreement and the Closing Date, the Companies will provide LS, and its accountants, counsel and other authorized representatives, and responsible financial institutions designated by LS as its representatives, reasonable access, during normal business hours and under reasonable circumstances, to any and all premises, properties, contracts, commitments, books, records and other information of the Companies.

                  (b) LS and LSSS hereby agree that they shall hold all confidential information relating to the Shareholders and the Companies which they obtain during the course of such investigation in strict confidence and, if the Merger is abandoned pursuant to the terms hereof, LS shall return all such information to the Companies and shall not thereafter use it for any purpose (as long as it remains confidential in nature).

                  Section 5.2 Announcements. The Companies and LS shall consult with each other prior to making any further public announcements prior to the Closing Date with respect to this Agreement or the transactions contemplated hereby, except as otherwise required by law.

                  Section 5.3 Conduct of the Business of the Companies Prior to the Closing Date. The parties agree that between the date of this Agreement and the Closing Date or the earlier termination of this Agreement, and except as otherwise consented to or approved by LS in writing or contemplated by this
Agreement:

                  (a) The business, operations, activities and practices of the Companies shall be conducted in the ordinary course and the Companies shall maintain and preserve their existing properties in accordance with past practice and shall account therefor as required by generally accepted accounting principles in accordance with past practice.

                  (b) The Companies shall not: (i) incur any indebtedness, except borrowings in the ordinary course of business; (ii) enter into any agreement requiring the maintenance of a specified net worth; (iii) other than in the ordinary course of business without the consent of LS which shall not be unreasonably withheld, assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise), for the obligations of any other individual, firm or corporation; (iv) other than in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other individual, firm or corporation; or (v) other than in the ordinary course of business, grant any general salary or compensation increases to employees.

                  (c) The Companies will use all reasonable efforts to keep available to LS the present services of the employees of the Companies if, and to the extent, so requested by LS, and to preserve for LS the goodwill of the Companies' agents, customers, suppliers and others with whom business relationships exist.

                  (d) None of the parties hereto will take or agree to take any action which would cause any of its representations contained herein to be or become untrue in any material respect including as of the date hereof and as of the Closing Date, as if such representations were made as of such time.

                  (e) None of the Companies and none of the Shareholders shall enter into, or authorize any agent to enter into on their behalf, discussions
(i) relating to the merger or consolidation of any of the Companies with or into any person; or (ii) relating to the sale of all or substantially all of the capital stock or assets of the Companies.

                  (f) Except in the ordinary course of business, no increase or commitment to increase the compensation or commission paid or payable by any of the Companies to any employee, agent or independent contractor of any of the Companies shall be made.

                  (g) Except as required by law or in the ordinary course of business consistent with past practices, the Companies shall not amend, adopt, approve, commence operation of or make any contribution to any bonus or profit-sharing plan, or any other plan of a similar nature.

                  (h) None of the Companies will: amend or change its articles of incorporation or by-laws (or equivalent constituent documents) or split, redeem, combine or reclassify the outstanding shares of its capital stock; acquire any shares of its capital stock or other securities; issue or agree to issue any additional shares of its capital stock or other securities; grant any right to purchase or to convert any obligation into shares of its capital stock or other securities; or sell or pledge (or agree to sell or pledge) any capital stock of any subsidiary.

                  Section 5.4 Consent. The parties hereto agree to use all reasonable efforts to obtain all permits, approvals, authorizations and consents of all third parties necessary (i) for the consummation of the transaction contemplated hereby, or (ii) for the conduct, ownership, leasing or operating of the business of the Companies after the Closing Date.

                  Section 5.5 Further Assurances. Consistent with the terms and conditions hereof, each party hereto will execute and deliver such instruments, certificates and other documents and take such other action as any other party hereto may reasonably require in order to carry out this Agreement and the transactions contemplated hereby.

                  Section 5.6 Shareholders' Contingent Obligations and Liabilities. On the Closing Date, the Surviving Corporation shall assume, and shall indemnify and hold the Shareholders harmless from, any obligations and liabilities of the Shareholders relating to the business, properties or assets of the Companies which are set forth on Section 5.8 of the Disclosure Schedule. LS shall cooperate with the Shareholders, both before and after the Closing, by taking all actions the Shareholders shall reasonably request to effect the termination of such obligations and liabilities of the Shareholders.

                  Section 5.7 Regulatory Authorizations. The Companies and LS shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental agency or instrumentality, state or federal, that may be required in connection with the consummation of the transactions contemplated hereby, including without limitation, all filings, applications and documentation in connection with liquor license applications.

                  Section 5.8 Payment of Expenses of Brokers and Finders. Except as otherwise agreed to in writing by LS, no legal or other fees, commissions, compensation (other then regular salaries of the Companies's employees) or out-of-pocket expenses of persons who are not employees of the Companies and have represented the Companies in connection with the negotiation of this Agreement ("Expenses") will be paid by the Companies for or with respect to the negotiation of this Agreement or the consummation of the transaction contemplated hereby. The Shareholders shall pay all Expenses or, to the extent the Companies have paid or become liable therefor, the Shareholders shall reimburse the Companies therefor at the Closing.

                  Section 5.9 Assignment of Patents and Trade Secrets. The Shareholders shall cause any patent, copyright, trademark, trade name, application therefor or "know-how" agreement or interest therein or any trade secrets (including all formulations and technologies, processes, "know-how" and other technical data), owned, leased, created or licensed by the Shareholders (if any) which is being used in the business of any of the Companies as it now exists, to be assigned to the Companies at or before the Closing by means of assignment agreements reasonably satisfactory in form and substance to LS.

                  Section 5.10 Tax Accounting Methods. LSSS and LS will not change any accounting methods or take any filing position inconsistent with Tax Returns filed, to the extent that taking such position may reasonably be expected to result in an increase in any Taxes of any of the Companies for any tax periods ending on or prior to the Closing Date.

                  Section 5.11 Maintenance of Tax-Exempt Reorganization Status. LSSS and LS will not take any filing position or any other action that is inconsistent with the Merger qualifying as a reorganization under Section 368(a)(2)(D) of the Code or take the filing position that any of the Companies or any of the Shareholders received any consideration in the Merger other than LSSS Common Stock.

                  Section 5.12 Capital Commitments.

                  (a) Notwithstanding anything herein to the contrary and except for commitments existing on the date hereof, the Companies shall not make or incur any capital expenditures in excess of $25,000 in any single instance between the date of this Agreement and the Closing Date, including, but not limited to equipment lease agreements and construction contracts, or enter into any franchise agreement or license agreements without the prior written consent of LS, which may not be unreasonably withheld.

                  (b) Notwithstanding anything herein to the contrary, the Companies shall not enter into any new Lease or amend (other than in connection with obtaining consents required for consummation of the transactions contemplated hereby) any existing Lease between the date of this Agreement and the Closing Date without the prior written consent of LS, which may not be unreasonably withheld.

                  Section 5.13 Notification of Litigation. Prior to the Closing Date, the Shareholders agree to provide notice to LS of any litigation commenced against the Companies in which claims are made for damages in excess of $25,000 or in which claims are made for equitable relief.

                  Section 5.14 Sale of LSSS Stock. The Shareholders have not sold and will not sell or otherwise dispose of any shares of the capital stock of LSSS, including the LSSS Common Stock to be received by them as the Merger Consideration, during the period commencing 30 days prior to the Closing Date and ending on that date when LSSS first makes publicly available operating results covering at least 30 days of the Surviving Corporation's operations. LSSS may cause each stock certificate to be issued pursuant to this Agreement to contain a legend setting forth such restriction.


                                   ARTICLE VI
                  CONDITIONS TO THE OBLIGATIONS OF LS AND LSSS

         The obligations of LS and LSSS to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, each of which may be waived by LS as provided herein:

                  Section 6.1 Representations and Warranties True. The representations and warranties of the Shareholders and the Companies contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as if made on the Closing Date (except to the extent that any representations and warranties of the Shareholders and the Companies relate to a particular date).

                  Section 6.2 Performance of Obligations. Each of the obligations of the Shareholders and the Companies to be performed by them at or before the Closing Date pursuant to the terms hereof shall have been duly performed and complied with in all respects, including the execution of all agreements contemplated hereby, by the Closing Date. The Shareholders shall deliver to LS an officer's certificate to such effect in form and substance reasonably satisfactory to LS.

                  Section 6.3 Absence of Litigation. No order, stay, judgment or decree shall have been issued by any court restraining or prohibiting the consummation of the transactions contemplated by this Agreement and no action shall have been instituted or threatened by a third party against any of the Companies before any court which action could reasonably be determined to have substantial merit and a Material Adverse Effect.

                  Section 6.4 Tax Indemnification. Each of the Shareholders shall have executed and delivered to LS a Tax Indemnification Agreement substantially in the form of Exhibit D hereto.

                  Section 6.5 Pooling of Interests. Pooling of interest accounting treatment shall have been approved in writing by Ernst & Young and Deloitte & Touche.

                  Section 6.6 NASDAQ National Market System. Authorization shall have been received from NASDAQ to list the LSSS Common Stock to be delivered by LS to the Shareholders as the Merger Consideration.

                  Section 6.7 Fairness Opinion. LSSS shall have received an opinion from Allen C. Ewing & Co. satisfactory to LSSS as to the fairness of the terms of the Merger to the existing stockholders of LSSS.

                  Section 6.8 Non-Competition Agreements. LS shall have received non-competition agreements from each of the Shareholders, substantially in the form of Exhibit E1 to E4 hereto (the "Non- Competition Agreements"). LS, LSSS and the Companies agree that no more than one dollar worth of Common Stock will be allocated as consideration to the non-competition agreements.

                  Section 6.9 Consents. All consents listed in the Disclosure Schedule shall have been obtained.

                  Section 6.10 Simultaneous Closing. The Closing of this Agreement is conditioned on the simultaneous closing of the following agreements (collectively, the "Other Agreements"): (i) Agreement and Plan of Merger among Nacho Mama's Inc., the shareholders thereof, Mama's Concept, Inc. and LSSS; (ii) Agreement and Plan of Merger among Morehead Restaurant Group, Inc., the shareholders thereof, Frankie's Restaurant Inc., and LSSS; (iii) Asset Purchase Agreement among Creative Concepts of North Carolina, LLC, the members thereof, and LSSS; (iv) Agreement of Purchase and Sale among R&T Investments, LLC, the members thereof, and LSSS; (v) Agreement of Purchase and Sale among RTH Investments, the members thereof, and LSSS; and (vi) Contract of Assignment among Creative Concepts of North Carolina, LLC, the members thereof and Mama's Concept Inc.

                  Section 6.11 Termination of Agreements. The following agreements shall be terminated as of the Closing: Any and all employment agreements between any of the Companies or any of the parties to the Other Agreements and James C. Verney, Matthew Wogan or Steven Fixman and Buy/Sell Agreements among the Shareholders and certain of the Companies.

                  Section 6.12 Opinion of Counsel. LS shall have received an opinion of Moore & Van Allen, PLLC, counsel to the Companies, dated as of the Closing Date, to the effect that (i) the execution and delivery of this Agreement by the Companies have been duly authorized by requisite corporate action on the part of the Companies, (ii) this Agreement (assuming the valid authorization, execution and delivery of this Agreement by LS and LSSS) is a valid and binding obligation of the Shareholders and the Companies enforceable against the Shareholders and the Companies in accordance with its terms, except
(A) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and (B) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) upon filing of the Articles of Merger, the Merger will be effective, the separate corporate existence of each of the Companies will cease and LS will continue as the surviving corporation.


                                   ARTICLE VII
                          CONDITIONS TO THE OBLIGATIONS
                      OF THE COMPANIES AND THE SHAREHOLDERS

                  The obligations of the Companies and the Shareholders to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, each of which may be waived by the Companies and the Shareholders as provided herein:

                  Section 7.1 Representations and Warranties True. The representations and warranties of LS and LSSS contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as if made on the Closing Date (except to the extent that any representations and warranties of LS or LSSS relate to a particular date).

                  Section 7.2 Performance of Obligations. Each of the obligations of LS and LSSS to be performed by it on or before the Closing Date pursuant to the terms hereof, including the execution of all agreements contemplated hereby, shall have been duly performed and complied with in all material respects by the Closing Date. LS shall deliver to the Shareholders an officer's certificate to such effect in form and substance reasonably satisfactory to LS.

                  Section 7.3 Absence of Litigation. No order, stay, judgment or decree shall have been issued by any court restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

                  Section 7.4 Corporate Documents. The Shareholders shall have received from LS resolutions adopted by the Boards of Directors of LS and LSSS, approving the Agreement and the transactions contemplated thereby, certified by the respective corporate secretary of LS and LSSS.

                  Section 7.5 Opinion of Counsel. The Shareholders shall have received an opinion of Olshan, Grundman, Frome & Rosenzweig LLP, counsel for LS and LSSS, dated as of the Closing Date, to the effect that: (i) the execution and delivery of this Agreement by LS and LSSS have been duly authorized by requisite corporate action on the part of this LS and LSSS; (ii) this Agreement (assuming the valid authorization, execution and delivery of this Agreement by the Shareholders and the Companies) is a valid and binding obligation of LS enforceable against LS in accordance with its terms, except (A) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (B) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;
(iii) the issuance and delivery of the shares of LSSS Common Stock to be issued to the Shareholders as Merger Consideration have been duly authorized and, when issued and delivered to the Shareholders, will be validly issued, fully paid and non-assessable; and (iv) immediately following the Closing, the authorized capital stock of LSSS will consist of 98,000,000 shares of Common Stock, par value $.01 per share, of which ___ shares will be issued and outstanding, and 2,000,000 shares of Preferred Stock , par value $.01 per share, of which none will be issued and outstanding.

                  Section 7.6 Registration Rights Agreement. LSSS shall have delivered to each of the Shareholders a Registration Rights Agreement substantially in the form of Exhibit F to this Agreement (the "Registration Rights Agreement").

                  Section 7.7 Employment Agreement. LS shall have executed and delivered to James C. Verney a one-year employment agreement in the same format generally used by LSSS in respect to officers thereof.

                  Section 7.8 Simultaneous Closing. The Closing of this Agreement is conditioned on the simultaneous closing of the Other Agreements.


                                  ARTICLE VIII
                           TERMINATION AND ABANDONMENT

                  Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                        (i) by mutual consent of the parties;

                        (ii) by either the Shareholders or LS if the Closing shall not have occurred by August 4, 1995, provided that the failure to consummate the transactions contemplated hereby is not a result of the failure by the party so electing to terminate this Agreement to perform any of its obligations hereunder; and

                        (iii) by the Shareholders or by LS, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall not have been vacated or reversed or set aside on appeal, with prejudice against the party seeking to restrain the transaction, by August 4, 1995. The date on which this Agreement is terminated pursuant to this Section is herein referred to as the "Termination Date."

                  Section 8.2 Effect of Termination. Except (i) for the obligations contained in Section 5.1(b) hereof and (ii) as set forth in Section
8.3 hereof, in the event that this Agreement shall be terminated pursuant to
Section 8.1, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability, except for any breach of this Agreement prior to such termination, of any party to any other party.

                  Section 8.3 Fees and Expenses. Except as provided in Section 5.8, each party hereto shall pay all of the fees and expenses incurred by it in connection herewith.


                                   ARTICLE IX
                          SURVIVAL AND INDEMNIFICATION

                  Section 9.1 Survival of Representations, Warranties and Agreements. All representations and warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing.

                  Section 9.2 Indemnification.

                  (a) Each of the Shareholders agrees, severally but not jointly, to indemnify LS and LSSS (without duplication) against any and all losses, liabilities, damages, costs and expenses (whether or not arising out of third party claims and including without limitation interest, penalties and reasonable attorneys' fees) (collectively "Losses") which are actually incurred by LS or LSSS (without duplication) (which for purposes of this Section 9.2 shall be reduced by (i) any reserves or accruals with respect to such Losses reflected on the Balance Sheets and (ii) the amount, if any, of insurance proceeds received by LS or LSSS (or such proceeds received by a third party to the extent such payment reduces the Loss) with respect to a Loss (less any retrospective premiums or other forms of self-insurance)) arising out of or resulting from the inaccuracy of any representation or the breach of any warranty, covenant or agreement made by such Shareholder in this Agreement.

                  (b) LS and LSSS agree to indemnify the Shareholders against any and all Losses which are actually incurred by the Shareholders as a result of the inaccuracy of any representation or the breach of any warranty, covenant or agreement made by LS or LSSS in this Agreement or any other agreement executed or delivered by LS or LSSS pursuant to this Agreement.

                  (c) Notwithstanding any other provision of this Agreement: (i) the indemnification obligations of the parties under this Section 9.2 shall be payable (and reimbursable and repayable under Section 9.2(e)) solely in shares of LSSS Common Stock, with one share of LSSS Common Stock to be delivered for each $32 (or part thereof) of indemnification obligation; (ii) the aggregate indemnification obligation of each Shareholder under this Section 9.2 and any corresponding provision of the Other Agreements shall be limited to delivering that number of shares of LSSS Common Stock as shall equal the aggregate number of shares of LSSS Common Stock which such Shareholder shall have received pursuant to this Agreement and the Other Agreements plus, in the case of Dennis
L. Thompson, the aggregate number of such shares so received by Thomas A. Hager, Daniel M. Kammerer and Thomas W. Shannon; and (iii) neither the Shareholders nor LS and LSSS, as a group, shall be responsible for any Losses under this Section
9.2 and any corresponding provision of the Other Agreements unless the aggregate amount of such Losses on a cumulative basis exceeds $50,000 and then only to the extent of such excess.

                  (d) Except as otherwise provided herein, the indemnification obligations of the parties under subsections (a), (b) and (c) of this Section
9.2 shall continue in full force only until December 31, 1995 after which no party shall have recourse under this Agreement; provided, however, that (i) such obligations shall not terminate with respect to any matter with respect to which an indemnifiable party shall have made a claim prior to the close of business on December 31, 1995 (stating in reasonable detail the basis of such claim, including the specific date of such claim, the third parties affected thereby, and the specific facts relating to the incident which gave rise to such claim) to the indemnifying party.

                  (e) In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim or demand or written notice made by any third party against the indemnified party (a "Third Party Claim") after the Closing Date, such indemnified party must notify the indemnifying party (the "indemnifying party") in writing of the Third Party Claim within thirty (30) business days after receipt by such indemnified party of written notice of the Third Party Claim; provided that the failure of any indemnified party to give timely notice shall not affect its right to indemnification hereunder except to the extent the indemnifying party has actually been prejudiced or damaged thereby. If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party. If the indemnifying party assumes the defense of a Third Party Claim the indemnified party will cooperate in all reasonable respects with the indemnifying party in connection with such defense, and shall have the right to participate in such defense with counsel selected by it. The fees and disbursements of such counsel, however, shall be at the expense of the indemnified party; provided, however, that, in the case of any Third Party Claim of which the indemnifying party has not employed counsel to assume the defense, the fees and disbursements of such counsel shall be at the expense of the indemnifying person. Regardless of which party assumes the defense of a Third Party Claim, (i) the indemnified party shall not settle or compromise any Third Party Claim without the consent of the indemnifying party, and (ii) the indemnified party shall consent to and cooperate in any settlement or compromise of such claim by the indemnifying party.


                                    ARTICLE X
                                  MISCELLANEOUS

                  Section 10.1 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

                  Section 10.2 Notices. Any notices or communications required or permitted hereunder shall be given in writing and shall be delivered or sent by certified or registered mail, postage prepaid, addressed as follows:

                  If to LS or
                  LSSS, to:           Lone Star Steakhouse & Saloon, Inc.
                                      c/o John D. White
                                      224 East Douglas, Suite 700
                                      Wichita, Kansas  67206

                  With copies to:     Gerald Aaron, Esq.
                                      224 East Douglas, Suite 7000
                                      Wichita, Kansas 67206

                                               and

                                      Olshan Grundman Frome &
                                      Rosenzweig LLP
                                      505 Park Avenue
                                      New York, New York  10022
                                      Attention: Steven Wolosky, Esq.



                  If to any of the
                  Shareholders or
                  any of the

                  Companies, to:      Leslie Rudd Investment Company
                                      314 South Galena
                                      Aspen, Colorado 81611
                                      Attention:  Craig A. Ferraro


                  With copies to:     Moore & Van Allen, PLLC
                                      NationsBank Corporate Center
                                      100 North Tryon Street
                                      Floor 47
                                      Charlotte, North Carolina 28202-4003
                                      Attention:  C. Wells Hall III, Esq.

                                               and

                                      Willkie Farr & Gallagher
                                      153 East 53rd Street
                                      New York, NY 10022
                                      Attention: William J. Grant, Jr., Esq.


or to such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so mailed; provided that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

                  Section 10.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party.

                  Section 10.4 Complete Agreement. This Agreement, the Disclosure Schedule, the Registration Rights Agreement, the Tax Indemnification Agreement and the Non-Competition Agreements contain the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein.

                  Section 10.5 Modifications, Amendments and Waivers. At any time prior to the Closing (i) the parties hereto may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived in writing by the party which is entitled to the benefits thereof.

                  Section 10.6 Counterparts. This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  Section 10.7 Governing Law. This Agreement shall be governed by the laws of the State of North Carolina (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be executed as of the day and year first above written.

Attest:                              CREATIVE CULINARY CONCEPTS, INC.


                                     By:
                                     Name:
                                     Title:


Attest:                              STEAKS OF RALEIGH, INC.


                                     By:
                                     Name:
                                     Title:


Attest:                              LONE STAR STEAKS OF PINEVILLE, INC.,


                                     By:
                                     Name:
                                     Title:


Attest:                              STEAKS OF JACKSONVILLE, INC.


                                     By:
                                     Name:
                                     Title:


Attest:                              STEAKS OF GREENVILLE, INC.


                                     By:
                                     Name:
                                     Title:


Attest:                              STEAKS OF CARY, INC.


                                     By:
                                     Name:
                                     Title:

Attest:                              STEAKS OF CORNELIUS, INC.


                                     By:
                                     Name:
                                     Title:


Attest:                              COWBOY STEAKS, INC.


                                     By:
                                     Name:
                                     Title:



                                     LESLIE G. RUDD



                                     DENNIS L. THOMPSON



                                     JAMES F. HAUN



                                     JAMES C. VERNEY


Attest:                              LONE STAR STEAKHOUSE & SALOON, INC.


                                     By:
                                     Name:
                                     Title:


Attest:                              LONE STAR STEAKS, INC.


                                     By:
                                     Name:
                                     Title:

                                    EXHIBIT A

                           Capitalization of Companies





                                Shares Owned by:

                                Leslie G.          Dennis L.      James F.         James C.           Total               Total
                                  Rudd             Thompson         Haun            Verney         Outstanding          Authorized
                                ---------          --------       --------         --------        -----------          ----------
Creative Culinary                33,600             29,400          11,118         8,235.33         82,353.33
Concepts, Inc.

Steaks of                           390                345             135            96.67            966.67
Raleigh, Inc.

Lone Star Steaks                    390                345             135            96.67            966.67
of Pineville, Inc.

Steaks of                           390                345             135            96.67            966.67
Jacksonville, Inc.

Steaks of                           390                345             135            96.67            966.67
Greenville, Inc.

Steaks of                           390                345             135            96.67            966.67
Cary, Inc.

Steaks of                           390                345             135            96.67            966.67
Cornelius, Inc.

Cowboy Steaks, Inc.                 390                345             135            96.67            966.67

